                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON SHARE PURCHASE RIGHTS)

                                       OF

                            HEIN-WERNER CORPORATION

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $1.00 per share (the "Common Stock"), including the associated common share purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of Hein-Werner Corporation, a Wisconsin corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary at the address set forth below prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                             FIRSTAR TRUST COMPANY

          By Mail:                         By Hand:               By Overnight Mail or Courier:
    Firstar Trust Company            Firstar Trust Company            Firstar Trust Company
        P.O. Box 2077              Corporate Trust Services         Corporate Trust Services
     Milwaukee, WI 53201           1555 N. RiverCenter Drive        1555 N. RiverCenter Drive
                                           Suite 301                        Suite 301
                                      Milwaukee, WI 53212              Milwaukee, WI 53212
                                                                    Attention: William Caruso
                                   By Hand in New York City:
                               IBJ Schroder Bank & Trust Company
                                    One State Street Plaza
                                         Subcellar One
                                      New York, NY 10004
                            Attention: Securities Processing Window
                                    Facsimile Copy Number:
                                        (414) 276-4226
                                  (For Eligible Institutions
                                             Only)
                                  For Confirmation Telephone:
                                        (414) 905-5004

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Snap-on Pace Company, a Wisconsin corporation (the "Purchaser") and an indirect wholly-owned subsidiary of Snap-on Incorporated, a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated May 4, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares (as such term is defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares:

Certificate Nos. (if available):

------------------------------------------------------

------------------------------------------------------

(Check one box if Shares will be tendered by book-entry transfer)

[ ] The Depository Trust Company

[ ] Philadelphia Depository Trust Company

Account Number:
----------------------------------

Dated:
----------------------------------------, 1998

Name(s) of Record Holder(s):

------------------------------------------------------

------------------------------------------------------
    Please Print

Address(es):
---------------------------------------

------------------------------------------------------
                            Zip Code

Area Code and Tel. No.:

------------------------------------------------------

------------------------------------------------------
    Signature(s)

Dated:
--------------------------------------, 1998

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other required documents within three trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All capitalized terms used herein have the meanings set forth in the Offer to Purchase.

Name of Firm: -------------------------------------         -----------------------------------------------------
                                                            Authorized Signature

Address: --------------------------------------------       Name: ----------------------------------------------
                                                                                Please Print

-----------------------------------------------------
  Zip Code

Area Code and Tel. No.: --------------------------          Title:
                                                            -----------------------------------------------

     NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                          Dated: __________, 1998